195 Church Street New Haven, CT 06510 www.newalliancebank.com
PRESS RELEASE
Contact: Merrill B. Blanksteen Executive Vice President NewAlliance Bank 203 789 2639

NewAlliance Reports Fourth Quarter Earnings of $10.9 Million
Core Earnings of $12.0 Million Up 6% from Prior Year

New Haven, Connecticut, January 29, 2008– NewAlliance Bancshares, Inc. (NYSE: NAL), the holding company for NewAlliance Bank, today announced net income of $10.9 million or $0.11 per diluted share for the fourth quarter of 2007, level with fourth quarter 2006 diluted earnings per share of $0.11. Core earnings, which are exclusive of merger and acquisition charges and a tax reserve adjustment, were $12.0 million, or $0.12 per diluted share, up 6% from the prior year quarter’s earnings of $11.4 million, or $0.11 per diluted share.

Peyton R. Patterson, Chairman, President and Chief Executive Officer, stated, “We are very pleased that our prudent credit practices, strong capital and expense management have positioned us well in this turbulent environment.”

Net income was $23.8 million or $0.23 per diluted share, for the twelve months ended December 31, 2007 compared to $48.8 million or $0.49 per diluted share for the twelve month period ended December 31, 2006. Results for 2007 were adversely impacted by the previously reported loss on a restructuring of the securities portfolio and tax reserve adjustments relating back to the establishment of the NewAlliance Foundation in 2004.

Core earnings for the twelve months ended December 31, 2007, which exclude merger and acquisition charges, a loss on the restructuring of the securities portfolio and tax reserve adjustments, were $47.4 million, or $0.46 per diluted share. Comparative core earnings for the twelve months ended December 31, 2006 were $49.8 million, or $0.50 per diluted share. Results of 2006 were negatively impacted by $3.4 million in merger and acquisition charges and favorably by $1.9 million due to the change in the accounting for certain limited partnerships to the equity method from the cost method of accounting.

The Company also announced that its Board of Directors voted today to pay a quarterly dividend of $0.065 per share for the quarter ended December 31, 2007, level with the dividend paid following the third quarter. The dividend will be paid on February 19, 2008 to shareholders of record on February 8, 2008.
1

Highlights:

•	Net interest margin remained level with the third quarter at 2.49% and improved one basis point from fourth quarter 2006;

•	Average loan and deposit balances increased from September 30, 2007 by $71.3 million and $50.2 million, respectively, driven by growth in commercial real estate loans and time deposits;

•	Loans outstanding grew in every category over a year ago with total loans up 24%;

•	Average checking balances increased 9% on a year-to-date basis;

•	Credit quality remained strong. Compared to the third quarter, the Company experienced decreases in:
•	the ratio of nonperforming assets to total assets of three basis points;
•	nonperforming loans to total loans of seven basis points; and
•	nonperforming loans by $3.0 million, or 16%;

•
The Company repurchased 2.8 million shares of Company stock during the quarter at an average price of $12.83 per share. The Company still has 4.9 million shares it can purchase under a Board authorization.

“Earnings from interest income increased substantially over the third quarter. This was due to the positive impact on the margin from our portfolio restructuring in prior quarters and the increase in average loan balances as we continue our expansion in Connecticut and Massachusetts. The strong growth in the quarter was somewhat masked by the slope of the yield curve and intense deposit competition,” said Ms. Patterson.

NewAlliance’s net interest margin for the quarter ended December 31, 2007 was 2.49%, level with the third quarter. On a linked quarter basis, the average yield on loans increased one basis point to 6.14% from 6.13% and the yield on securities increased 20 basis points to 5.34% from 5.14%. The quarterly average rate paid on deposits increased two basis points to 3.47% at year end from 3.45% at the end of the third quarter.

Total loans were $4.73 billion at December 31, 2007 compared to $4.67 billion at September 30, 2007, an increase of $54.5 million. Total deposits were $4.37 billion at year end compared to $4.29 billon at September 30, 2007, an increase of $80.8 million.

Non-interest expense for the fourth quarter ended December 31, 2007 was up 4.1% to $40.2 million from $38.6 million at the quarter end September 30, 2007. The current quarter increase in non-interest expense is mainly driven by salaries and employee benefits attributable to accruals for incentive payouts which had the effect of offsetting the decline experienced in the third quarter. Adjusting for this timing difference, non-interest expenses would have been flat with the third quarter.
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Asset quality remained strong during the fourth quarter ended December 31, 2007. Nonperforming loans to total loans were 0.35% as compared to 0.42% in the prior quarter. Nonperforming assets to total assets were 0.21% as compared to 0.24% for the same period. Net charge-offs did increase slightly to $1.5 million and, when combined with the growth in the portfolio, caused the Company to record a $2.3 million provision during the quarter.

“I indicated in prior quarters that we steered a course that has avoided the loan quality problems which have beset much of the industry. I believe our asset quality indicators bear that out. NewAlliance does not originate or invest in sub prime mortgage loans or other securities collateralized by sub prime loans,” said Ms. Patterson.

The Company’s book value per share at December 31, 2007 was $12.93, up from $12.71 at the end of the third quarter. Tangible book value per share was $7.56, an increase from $7.45 at September 30, 2007. Stockholders’ equity at December 31, 2007 was $1.41 billion.

At December 31, 2007 NewAlliance Bancshares, the parent company of NewAlliance Bank, had $8.21 billion in assets and operated 88 banking offices in Connecticut and Massachusetts.

NewAlliance Bank provides a full range of consumer and commercial banking products and services, trust services and investment and insurance products and services. The Bank’s website is at www.newalliancebank.com. Shareholders are particularly urged to monitor the Investor Relations section of the Company’s website.

NewAlliance will hold a conference call on fourth quarter earnings at 10 a.m. Eastern Time on Wednesday, January 30, 2008.  The call is being webcast and will be available at the Investor Relations section of the Company’s website at www.newalliancebank.com. Individuals can dial in to the call at 1-800-860-2442.

A replay of the webcast and call will be available after 12 Noon that day through February 13, 2008. To access the replay, dial 1-877-344-7529, passcode 414733#.

NewAlliance will also have a podcast available from its website a few hours after the call for those interested in downloading the conference call onto individual listening devices or laptops.

Note: In discussing financial results, management may refer to certain non-GAAP (Generally Accepted Accounting Principles) measures. The Company’s management believes these non-GAAP measurements, which generally exclude the effects of charges and expenses related to the consummation of mergers and acquisitions and costs related to the integration of merged entities, as well as other unusual events, are essential to a proper understanding of the operating results of the Company’s core business largely because the merger and acquisition related items and their impact on the Company’s performance are difficult to predict. These non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to non-GAAP performance measures that may be presented by other companies. A reconciliation of GAAP and non-GAAP information is included in this release.
3

Statements in this news release, if any, concerning future results, performance, expectations or intentions are forward-looking statements. Actual results, performance or developments may differ materially from forward-looking statements as a result of known or unknown risks, uncertainties and other factors, including those identified from time to time inthe Company’s filings with the Securities and Exchange Commission, press releases and other communications. Actual results also may differ based on the Company’s ability to successfully maintain and integrate customers from acquisitions.

The Company intends any forward-looking statements to be covered by the Litigation Reform Act of 1995 and is including this statement for purposes of said safe harbor provisions.  Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this news release. Except as required by applicable law or regulation, the Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances that occur after the date as of which such statements are made.

The Company’s capital strategy includes deployment of excess capital through acquisitions.  The Company’s results reported above reflect the impact of acquisitions completed within the periods reported.  Past and future acquisitions are expected to continue to impact the Company’s results in future periods.

4

NewAlliance Bancshares, Inc.
Consolidated Statements of Income (Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
(In thousands, except per share data)	2007	2006	2007	2006

Interest and dividend income	$106,510	$87,062	$403,280	$331,032
Interest expense	61,180	47,241	228,243	161,451
Net interest income before provision for loan losses	45,330	39,821	175,037	169,581
Provision for loan losses	2,300	500	4,900	500
Net interest income after provision for loan losses	43,030	39,321	170,137	169,081
Non-interest income
Depositor service charges	7,030	6,370	27,941	25,674
Loan and servicing income	422	398	2,002	2,067
Trust fees	1,715	1,505	6,783	6,434
Investment management, brokerage & insurance fees	1,300	1,231	6,811	5,375
Bank owned life insurance	1,567	1,453	6,375	4,014
Net gain (loss) on securities	286	52	(27,542)	82
Rent	960	900	3,724	3,422
Net gain on sale of loans	497	292	1,489	1,164
Other	469	366	3,582	3,399
Total non-interest income	14,246	12,567	31,165	51,631
Non-interest expense
Salaries and employee benefits	21,306	19,229	84,513	79,060
Occupancy	4,153	3,424	17,338	13,947
Furniture and fixtures	1,784	1,605	6,874	6,453
Outside services	4,187	3,966	17,142	17,164
Advertising, public relations, and sponsorships	2,157	1,362	7,957	5,656
Amortization of identifiable intangible assets	2,687	2,266	11,682	9,391
Conversion and merger related charges	114	723	2,523	3,389
Other	3,773	3,277	14,417	13,046
Total non-interest expense	40,161	35,852	162,446	148,106
Income before income taxes	17,115	16,036	38,856	72,606
Income tax provision	6,180	5,127	15,063	23,769
Net income	$10,935	$10,909	$23,793	$48,837
Earnings per share
Basic	$0.11	$0.11	$0.23	$0.49
Diluted	0.11	0.11	0.23	0.49
Weighted average shares outstanding
Basic	101,228,135	99,789,812	103,146,075	99,981,063
Diluted	101,620,081	100,392,151	103,581,932	100,484,069

NewAlliance Bancshares, Inc.
Consolidated Balance Sheets (Unaudited)

	December 31,	December 31,
(In thousands)	2007	2006
Assets
Cash and due from banks, noninterest bearing	$108,917	$127,948
Short-term investments	51,962	28,077
Investment securities available for sale	2,201,021	2,172,864
Investment securities held to maturity	290,472	307,447
Loans held for sale	2,669	1,528
Loans
Residential real estate	2,389,944	1,924,648
Commercial real estate	1,194,613	960,624
Commercial business	457,745	350,507
Consumer	685,667	587,097
Total loans	4,727,969	3,822,876
Less allowance for loan losses	(43,813)	(37,408)
Total loans, net	4,684,156	3,785,468
Premises and equipment, net	61,939	52,479
Cash surrender value of bank owned life insurance	132,059	116,194
Goodwill	531,191	454,258
Identifiable intangible assets	53,316	49,403
Other assets	93,282	152,030
Total assets	$8,210,984	$7,247,696

Liabilities
Deposits
Regular savings	$941,051	$774,457
Money market	492,042	509,940
NOW	401,097	384,249
Demand	477,408	464,554
Time	2,062,067	1,767,467
Total deposits	4,373,665	3,900,667
Borrowings
Federal Home Loan Bank advances	2,136,965	1,721,886
Repurchase agreements	192,145	172,777
Junior subordinated debentures	24,935	7,609
Other borrowings	1,459	1,592
Other liabilities	74,708	80,860
Total liabilities	6,803,877	5,885,391

Stockholders' equity	1,407,107	1,362,305

Total liabilities and stockholders' equity	$8,210,984	$7,247,696

NewAlliance Bancshares, Inc.
Selected Financial Highlights (Unaudited)
	Three Months Ended

(Dollars in thousands, except per share data)	December 31, 2007	September 30, 2007	December 31, 2006
Net interest income	$45,330	$43,692	$39,821
Net income	10,935	7,421	10,909
Shares outstanding (end of period)	108,851,592	111,618,678	109,554,326
Weighted average shares outstanding:
Basic	101,228,135	103,173,249	99,789,812
Diluted	101,620,081	103,610,578	100,392,151
Earnings per share:
Basic	$0.11	$0.07	$0.11
Diluted	0.11	0.07	0.11
Shareholders' equity (end of period)	1,407,107	1,418,832	1,362,305
Book value per share (end of period)	12.93	12.71	12.43
Tangible book value per share (end of period)	7.56	7.45	7.84

Ratios & Other Information

Net interest margin (net interest income as a
% of average earnings assets)	2.49%	2.49%	2.48%
Net interest spread (yield on earning assets
minus yield on interest-bearing liabilities)	1.94	1.92	1.87
Average yield on interest-earning assets	5.85	5.80	5.43
Average rate paid on interest-bearing liabilities	3.91	3.88	3.56
Return on average assets	0.53	0.37	0.61
Return on average equity	3.10	2.09	3.21

At period end:
Tier 1 leverage capital ratio	10.92%	11.64%	13.20%
Tangible equity/tangible assets	10.79	10.94	12.73

Asset Quality Information
Nonperforming loans	$16,386	$19,435	$12,468
Total nonperforming assets	17,283	19,547	12,468
Nonperforming loans as a % of total loans	0.35%	0.42%	0.33%
Nonperforming assets as a % of total assets	0.21	0.24	0.17
Allowance for loan losses as a % of total loans	0.93	0.92	0.98
Allowance for loan losses as a % of nonperforming loans	267.38	221.25	300.03

Provision for loan losses (for the three months ending)	$2,300	$1,000	$500

Banking offices	88	88	72

Non-GAAP Financial Information and Ratios

Net income, GAAP	$10,935	$7,421	$10,909
Net loss on sale of restructured AFS securities, net of tax	-	3,691	-
Merger and conversion costs, net of tax	74	46	470
Charitable contribution valuation allowance adjustment	1,000	2,600	-
Proforma net income	$12,009	$13,758	$11,379

Proforma net income per share - basic	$0.12	$0.13	$0.11
Proforma net income per share - diluted	0.12	0.13	0.11

Noninterest income as a percent of
operating revenue (1)	20.99%	25.69%	24.01%
Noninterest income (1)	$12,046	$15,108	$12,580
Proforma return on average assets (2)	0.58%	0.69%	0.63%
Proforma return on average tangible assets (2)	0.63	0.75	0.68
Proforma return on average equity (2)	3.41	3.87	3.35
Proforma return on average tangible equity (2)	5.83	6.60	5.33
Efficiency ratio (3)	69.86	65.48	68.19
Proforma efficiency ratio (3) (4)	69.66	65.37	66.81

(1) Excludes total net gains or losses on securities & limited partnerships
(2) Excludes net loss on the sale of restructured AFS securities and merger costs, net of tax and the charitable contribution valuation allowance adjustment included in tax expense.
(3) Excludes total net gains or losses on securities and limited partnerships and other real estate owned expenses
(4) Excludes conversion and merger costs

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)
	Three Months Ended
	December 31, 2007			December 31, 2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,396,115	$33,384	5.57%	$1,922,387	$26,097	5.43%
Commercial real estate	1,172,326	19,325	6.59	940,325	15,267	6.49
Commercial business	461,378	8,511	7.38	346,623	6,218	7.18
Consumer	680,724	11,033	6.48	584,682	9,688	6.63
Total Loans	4,710,543	72,253	6.14	3,794,017	57,270	6.04
Short-term investments	66,455	858	5.16	84,322	1,133	5.37
Investment securities	2,500,550	33,399	5.34	2,537,540	28,659	4.52
Total interest-earning assets	7,277,548	$106,510	5.85%	6,415,879	$87,062	5.43%
Non-interest-earning assets	939,543			792,289
Total assets	$8,217,091			$7,208,168

Interest-bearing liabilities
Deposits
Money market	$500,510	$4,346	3.47%	$519,187	$3,907	3.01%
NOW	385,968	992	1.03	356,139	938	1.05
Savings	921,915	5,225	2.27	770,100	2,506	1.30
Time	2,046,451	22,919	4.48	1,760,124	18,817	4.28
Total interest-bearing deposits	3,854,844	33,482	3.47	3,405,550	26,168	3.07
Repurchase agreements	226,868	1,837	3.24	175,462	1,603	3.65
FHLB advances and other borrowings	2,173,164	25,861	4.76	1,729,051	19,470	4.50
Total interest-bearing liabilities	6,254,876	61,180	3.91%	5,310,063	47,241	3.56%
Non-interest-bearing demand deposits	485,235			464,208
Other non-interest-bearing liabilities	67,413			74,409
Total liabilities	6,807,524			5,848,680
Equity	1,409,567			1,359,488
Total liabilities and equity	$8,217,091			$7,208,168
Net interest-earning assets	$1,022,672			$1,105,816
Net interest income		$45,330			$39,821
Interest rate spread			1.94%			1.87%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.49%			2.48%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.35%			120.82%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Three Months Ended
	December 31, 2007			September 30, 2007
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,396,115	$33,384	5.57%	$2,371,895	$32,861	5.54%
Commercial real estate	1,172,326	19,325	6.59	1,130,901	18,630	6.59
Commercial business	461,378	8,511	7.38	467,735	8,473	7.25
Consumer	680,724	11,033	6.48	668,757	11,128	6.66
Total Loans	4,710,543	72,253	6.14	4,639,288	71,092	6.13
Short-term investments	66,455	858	5.16	50,822	704	5.54
Investment securities	2,500,550	33,399	5.34	2,338,027	30,057	5.14
Total interest-earning assets	7,277,548	$106,510	5.85%	7,028,137	$101,853	5.80%
Non-interest-earning assets	939,543			939,318
Total assets	$8,217,091			$7,967,455

Interest-bearing liabilities
Deposits
Money market	$500,510	$4,346	3.47%	$504,822	$4,440	3.52%
NOW	385,968	992	1.03	401,973	1,223	1.22
Savings	921,915	5,225	2.27	903,858	4,790	2.12
Time	2,046,451	22,919	4.48	1,992,029	22,322	4.48
Total interest-bearing deposits	3,854,844	33,482	3.47	3,802,682	32,775	3.45
Repurchase agreements	226,868	1,837	3.24	199,297	1,907	3.83
FHLB advances and other borrowings	2,173,164	25,861	4.76	1,989,609	23,479	4.72
Total interest-bearing liabilities	6,254,876	61,180	3.91%	5,991,588	58,161	3.88%
Non-interest-bearing demand deposits	485,235			487,222
Other non-interest-bearing liabilities	67,413			68,294
Total liabilities	6,807,524			6,547,104
Equity	1,409,567			1,420,351
Total liabilities and equity	$8,217,091			$7,967,455
Net interest-earning assets	$1,022,672			$1,036,549
Net interest income		$45,330			$43,692
Interest rate spread			1.95%			1.92%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.49%			2.49%
Ratio of total interest-earning assets
to total interest-bearing liabilities			116.35%			117.30%

NewAlliance Bancshares, Inc.
Average Balance Sheets (Unaudited)

	Year Ended
	December 31, 2007			December 31, 2006
			Average			Average
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate

Interest-earning assets
Loans
Residential real estate	$2,303,771	$127,794	5.55%	$1,836,474	$98,116	5.34%
Commercial real estate	1,138,682	74,963	6.58	901,870	58,584	6.50
Commercial business	462,962	33,964	7.34	347,940	24,927	7.16
Consumer	665,387	43,802	6.58	570,738	36,752	6.44
Total Loans	4,570,802	280,523	6.14	3,657,022	218,379	5.97
Short-term investments	59,340	3,172	5.35	66,776	3,351	5.02
Investment securities	2,427,365	119,585	4.93	2,511,935	109,302	4.35
Total interest-earning assets	7,057,507	$403,280	5.71%	6,235,733	$331,032	5.31%
Non-interest-earning assets	909,844			754,411
Total assets	$7,967,351			$6,917,346

Interest-bearing liabilities
Deposits
Money market	$503,071	$16,979	3.38%	$555,127	$14,737	2.65%
NOW	407,835	4,466	1.10	352,786	2,160	0.61
Savings	893,562	17,545	1.96	782,582	7,868	1.01
Time	2,057,327	91,943	4.47	1,718,277	65,904	3.84
Total interest-bearing deposits	3,861,795	130,933	3.39	3,408,772	90,669	2.66
Repurchase agreements	205,054	7,580	3.70	166,557	5,400	3.24
FHLB advances and other borrowings	1,932,725	89,730	4.64	1,536,266	65,382	4.26
Total interest-bearing liabilities	5,999,574	228,243	3.80%	5,111,595	161,451	3.16%
Non-interest-bearing demand deposits	492,378			470,919
Other non-interest-bearing liabilities	70,843			70,373
Total liabilities	6,562,795			5,652,887
Equity	1,404,556			1,264,459
Total liabilities and equity	$7,967,351			$6,917,346
Net interest-earning assets	$1,057,933			$1,124,138
Net interest income		$175,037			$169,581
Interest rate spread			1.91%			2.15%
Net interest margin (net interest income
as a percentage of total interest-earning assets)			2.48%			2.72%
Ratio of total interest-earning assets
to total interest-bearing liabilities			117.63%			121.99%

NewAlliance Bancshares, Inc.
Asset Quality (Unaudited)

(Dollars in thousands)	December 31, 2007	September 30, 2007
Nonperforming assets
Residential real estate	$4,837	$4,514
Commercial real estate	5,796	7,103
Commercial business	4,912	6,977
Consumer	841	841
Total nonperforming loans	16,386	19,435

Other nonperforming assets, net	897	112

Total nonperforming assets	$17,283	$19,547

Allowance for loan losses	$43,813	$43,000

	Three Months Ended
	December 31, 2007	September 30, 2007
Net loan (recoveries) charge-offs
Residential real estate	$(189)	$(2)
Commercial real estate	723	(12)
Total real estate	534	(14)
Commercial business	666	311
Consumer	287	126
Total net charge-offs	$1,487	$423

Provision for loan losses	$2,300	$1,000

	At or For The Three Months Ended
	December 31, 2007	September 30, 2007
Ratios
Allowance for loan losses to total loans	0.93	0.92%
Allowance for loan losses to nonperforming loans	267.38	221.25
Nonperforming loans to total loans	0.35	0.42
Nonperforming assets to total assets	0.21	0.24
Net charge-offs to average loans (annualized)	0.13	0.04

NewAlliance Bancshares, Inc.
Reconciliation Table-Non-GAAP Financial Information (Unaudited)

	Three Months Ended	Year Ended
(Dollars in thousands, except per share data)	December 31, 2007	December 31, 2007
Net income, GAAP	$10,935	$23,793

Effect of loss on AFS securities (due to portfolio restructure),
net of tax	-	18,364
Effect of merger and conversion costs,
net of tax	74	1,640
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	1,000	3,600
Proforma net income	$12,009	$47,397

Basic earnings per share, GAAP	0.11	0.23
Effect of restructure of AFS securities,
net of tax	-	0.18
Effect of merger and conversion costs,
net of tax	-	0.02
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	0.01	0.03
Proforma basic earnings per share	$0.12	$0.46

Diluted earnings per share, GAAP	0.11	0.23
Effect of restructure of AFS securities,
net of tax	-	0.18
Effect of merger and conversion costs,
net of tax	-	0.02
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	0.01	0.03
Proforma diluted earnings per share	$0.12	$0.46

Return on average assets, GAAP	0.53%	0.30%
Effect of restructure of AFS securities,
net of tax	-	0.23
Effect of merger and conversion costs,
net of tax	-	0.02
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	0.05	0.04
Proforma return on average assets	0.58%	0.59%

Return on average equity, GAAP	3.10%	1.69%
Effect of restructure of AFS securities,
net of tax	-	1.31
Effect of merger and conversion costs,
net of tax	0.02	0.12
Effect of charitable contribution valuation allowance adjustment,
included in tax expense	0.29	0.25
Proforma return on average equity	3.41%	3.37%

Efficiency ratio (1)	69.86%	69.95%
Effect of merger and conversion costs	0.20	1.09
Proforma efficiency ratio	69.66%	68.86%

(1) Excludes net gains or losses on securities and limited partnerships and other real estate owned expenses